UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2010

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	12-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2010, WHX Corporation (the “Company”) reinstated the 5% salary reductions which had been implemented on January 4, 2009.  The 5% salary reductions had been implemented for annual salaries over $40,000 for all salaried employees, including all of the Company’s executive officers in furtherance of the Company’s ongoing efforts to lower its operating costs.  The Company also reinstated its employer contributions to 401(k) savings plans for all employees not covered by a collective bargaining agreement that had been suspended on January 4, 2009; provided that the participating employees not covered by a collective bargaining agreement make their election to participate in the 401(k) savings plans on or before January 31, 2010, or if hired after January 1, 2010 and will not be covered by a collective bargaining agreement, make such election to participate in the 401(k) savings plan within thirty days of the date of hire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHX CORPORATION

Dated: January 7, 2010	By:	/s/ James F. McCabe, Jr
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President and Chief Financial Officer